                                                               Filed Pursuant to
                                                        Rule 424 (b) (3) and (c)
                                                              File No. 333-54350

                              GILEAD SCIENCES, INC.

                          $250,000,000 Principal Amount
             5% Convertible Subordinated Notes due December 15, 2007
                                       and
          Shares of Common Stock Issuable upon Conversion of the Notes

                ------------------------------------------------

    This prospectus supplement should be read in conjunction with the prospectus dated February 9, 2001, which is to be delivered with this prospectus supplement.

    SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                ------------------------------------------------

    Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                ------------------------------------------------

    The table and related notes, and the paragraph immediately following the table and related notes, appearing in the prospectus under the heading "Selling Securityholders" is superseded by the following table and related notes, and the following paragraph immediately following the table and related notes:


                                                       PRINCIPAL                                  PRINCIPAL
                                                       AMOUNT OF                                  AMOUNT OF       COMMON
                                                         NOTES                                   NOTES OWNED   STOCK OWNED
                                                     BENEFICIALLY   COMMON STOCK      COMMON        AFTER         AFTER
                                                       OWNED AND    BENEFICIALLY      STOCK       COMPLETION    COMPLETION
NAME                                                  OFFERED(1)      OWNED(2)        OFFERED    OF OFFERING   OF OFFERING
------------------------------------------------     ------------   ------------      -------    -----------   -----------
1976 Distribution Trust FBO A.R. Lander /
     Zinterhofer                                           14,000            284         284             0             0
1976 Distribution Trust FBO Jane A. Lander                 14,000            284         284             0             0
AAM / Zazove Institutional Income Fund, L.P.
     (BS)                                                 500,000         10,178      10,178             0             0
AFTRA Health Fund                                          75,000          1,526       1,526             0             0
Alexandra Global Investment Fund 1, Ltd.                2,500,000         50,890      50,890             0             0
American Motorist Insurance Company                       489,000          9,954       9,954             0             0
Arapahoe County Colorado                                   48,000            977         977             0             0
Argent Classic Convertible Arbitrage Fund
     (Bermuda) Ltd.                                     7,000,000        142,493     142,493             0             0
Argent Convertible Arbitrage Fund Ltd.                  4,000,000         81,424      81,424             0             0
BP Amoco PLC, Master Trust                              1,072,000         21,821      21,821             0             0
British Virgin Islands Social Security Board               36,000            732         732             0             0
Brown & Williamson Tobacco Retirement Trust                25,000            508         508             0             0
Century National Insurance Company                        500,000         10,178      10,178             0             0
City of New Orleans                                       201,000          4,091       4,091             0             0
Deutsche Banc Alex Brown Inc                           26,125,000        531,806     531,806             0             0
Employee Benefit Convertible Securities Fund
   (Custodian DTC #955 Bank of America
     Personal Trust)                                      225,000          4,580       4,580             0             0
FIST Convertible Securities Fund                        3,000,000         61,068      61,068             0             0
First Union Securities Inc.                             2,000,000         40,712      40,712             0             0
Forest Alternative Strategies Fund II L.P. ASM            275,000          5,597       5,597             0             0
Forest Global Convertible Fund A-5                     17,455,000        355,318     355,318             0             0
HighBridge International LLC                           10,000,000        203,562     203,562             0             0
Hotel Union & Hotel Industry of Hawaii                    373,000          7,592       7,592             0             0
ITG, Inc.                                                 100,000          2,035       2,035             0             0
Jefferies & Company Inc.                                    8,000            162         162             0             0
JMG Capital Partners, LP                                3,500,000         71,246      71,246             0             0
JMG Triton Offshore Fund Ltd.                           3,500,000         71,246      71,246             0             0
J.P. Morgan Securities, Inc.                            4,097,000         83,399      83,399             0             0
KBC Financial Products USA                              3,500,000         71,246      71,246             0             0
Lehman Brothers Inc.                                   20,000,000        407,124     407,124             0             0
Lipper Convertibles L.P.                                1,000,000         20,356      20,356             0             0
LLT Limited                                               800,000         16,284      16,284             0             0
Local Initiatives Support Corporation                      46,000            936         936             0             0
Mainstay Convertible Fund                               1,400,000         28,498      28,498             0             0
Mainstay VP Convertible Portfolio                         350,000          7,124       7,124             0             0
McMahan Securities Co. L.P.                               500,000         10,178      10,178             0             0
Merrill Lynch Insurance Group                             246,000          5,007       5,007             0             0
Morgan Stanley & Co.                                   10,000,000        203,562     203,562             0             0
Nabisco Holdings                                           29,000            590         590             0             0
National Union Fire Insurance Company of
     Pittsburgh                                         1,500,000         30,534      30,534             0             0
Nations Convertible Securities Fund
   (Custodian DTC #901 Bank of New York)                6,200,000        126,208     126,208             0             0
New Orleans Firefighters Pension / Relief Fund            106,000          2,157       2,157             0             0
New York Life Insurance and Annuity
     Corporation                                        1,000,000         20,356      20,356             0             0
New York Life Insurance Company                         9,000,000        183,206     183,206             0             0

                                                       PRINCIPAL                                  PRINCIPAL
                                                       AMOUNT OF                                  AMOUNT OF       COMMON
                                                         NOTES                                   NOTES OWNED   STOCK OWNED
                                                     BENEFICIALLY   COMMON STOCK      COMMON        AFTER         AFTER
                                                       OWNED AND    BENEFICIALLY      STOCK       COMPLETION    COMPLETION
NAME                                                  OFFERED(1)      OWNED(2)        OFFERED    OF OFFERING   OF OFFERING
------------------------------------------------     ------------   ------------      -------    -----------   -----------
New York Life Separate Account #7                         150,000          3,053       3,053             0             0
Occidental Petroleum Corporation                          194,000          3,949       3,949             0             0
Oppenheimer Convertible Securities Fund                 5,000,000        101,781     101,781             0             0
Pacific Life Insurance Company                          1,000,000         20,356      20,356             0             0
Parker-Hannifin Corporation                                37,000            753         753             0             0
Pro-Mutual                                                685,000         13,944      13,944             0             0
Putnam Asset Allocation Funds-Balanced
Portfolio                                                 150,000          3,053       3,053             0             0
Putnam Asset Allocation Funds-Conservative
Portfolio                                                  89,000          1,811       1,811             0             0
Putnam Convertible Income-Growth Trust                  2,000,000         40,712      40,712             0             0
Putnam Convertible Opportunities and Income
Trust                                                      49,000            997         997             0             0
Putnam High Income Convertible and Bond Fund              300,000          6,106       6,106             0             0
Raytheon Master Pension Trust                             529,000         10,768      10,768             0             0
RBC Capital Services, Inc. c/o Forest
     Investment Mngt., L.L.C.                             370,000          7,531       7,531             0             0
RJR Reynolds                                               92,000          1,872       1,872             0             0
Robertson Stephens                                      8,000,000        162,849     162,849             0             0
R(2) Investments, LDC                                  25,000,000        508,905     508,905             0             0
San Diego County Employees Retirement
Association                                             2,500,000         50,890      50,890             0             0
SG Cowen Securities Corporation                         4,000,000         81,424      81,424             0             0
Shell Pension Trust                                       428,000          8,712       8,712             0             0
Smithfield Trust Company                                   10,000            203         203             0             0
State of Maryland Retirement System                     2,509,000         51,073      51,073             0             0
Teachers Insurance and Annuity Association              3,500,000         71,246      71,246             0             0
The City University of New York                           119,000          2,422       2,422             0             0
The Grable Foundation                                      91,000          1,852       1,852             0             0
The Grady Hospital Foundation                             103,000          2,096       2,096             0             0
University of Rochester                                    19,000            386         386             0             0
Viacom Inc. Pension Plan Master Trust                      47,000            956         956             0             0
Zurich Master Hedge Fund c/o Forest
     Investment Mngt., L.L.C.                             350,000          7,124       7,124             0             0

(1) Amounts indicated may be in excess of the total amount registered due to sales or transfers exempt from the registration requirements of the Securities Act since the date upon which the selling holders provided to us the information regarding their notes and common stock.

(2) Unless otherwise noted, represents shares of common stock issuable upon conversion of notes.

    With the exception of J.P. Morgan Securities, Inc., Lehman Brothers
Inc. and Morgan Stanley & Co., none of the selling holders nor any of their affiliates, officers, directors or principal equity holders has held any position or office or has had any material relationship with us within the past three years. J. P. Morgan Securities, Inc., Lehman Brothers Inc. and Morgan Stanley & Co. were initial purchasers of the notes. The selling holders purchased the notes in private transactions on or after December 13, 2000.


       The date of this prospectus supplement is February 23, 2001.